Exhibit 32
Section 906 Certification
Daniel J. Heaf, the Chief Executive Officer, and Tom Javitch, the Interim Chief Financial Officer, of Bath & Body Works, Inc. (the “Company”), each certifies that, to the best of our knowledge:
(i)the Quarterly Report of the Company on Form 10-Q dated August 26, 2026 for the period ending August 1, 2026 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DANIEL J. HEAF
Daniel J. Heaf
Chief Executive Officer

/s/ TOM JAVITCH
Tom Javitch
Interim Chief Financial Officer

Date: August 26, 2026